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                              EXHIBIT 12(b)

              CHEMICAL BANKING CORPORATION and Subsidiaries

            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                AND PREFERRED STOCK DIVIDEND REQUIREMENTS
            -------------------------------------------------
                       (IN MILLIONS, EXCEPT RATIOS)
                                                     Six Months Ended
                                                        June 30, 1994
                                                     ----------------
  EXCLUDING INTEREST ON DEPOSITS
  ------------------------------
  Income before Income Taxes and
   Effect of Accounting Changes                               $ 1,156
                                                              -------

  Fixed charges:
   Interest expense                                               918
   One third of rents, net of income from subleases (a)            52
                                                              -------
  Total fixed charges                                             970
                                                              -------

  Less:  Equity in undistributed income of affiliates             (52)
                                                              -------

  Earnings before taxes and fixed charges, excluding
   capitalized interest                                       $ 2,074
                                                              =======

  Fixed charges, as above                                     $   970

  Preferred stock dividends                                        65
                                                              -------

  Fixed charges including preferred stock dividends           $ 1,035
                                                              =======
  Ratio of earnings to fixed charges and
   preferred stock dividend requirements                         2.00
                                                              =======

  INCLUDING INTEREST ON DEPOSITS
  ------------------------------
  Fixed charges including preferred stock dividends           $ 1,035

  Add:  Interest on deposits                                    1,063
                                                              -------

  Total fixed charges including preferred stock
     dividends and interest on deposits                       $ 2,098
                                                              =======

  Earnings before taxes and fixed charges, excluding
   capitalized interest, as above                             $ 2,074

  Add:  Interest on deposits                                    1,063
                                                              -------

  Total earnings before taxes, fixed charges and
   interest on deposits                                       $ 3,137
                                                              =======

  Ratio of earnings to fixed charges
   and preferred stock dividend requirement                      1.50
                                                              =======

  [FN]
  (a)  The proportion deemed representative of the interest factor.

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